UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (date of earliest event reported):             February 26, 2002


                               TRANS ENERGY, INC.
             (Exact Name of Registrant as Specified in its Charter)



           NEVADA                  0-23530                      93-0997412
         State or Other          (Commission                  (IRS Employer
         Jurisdiction)           File Number)                 Identification
                                                                 Number)

        210 Second Street, P.O. Box 393, St. Mary's, West Virginia 26170 (Address of Principal Executive Offices and Principal Place of Business)

Registrant's Telephone Number, Including Area Code: (304) 684-7053

                                    FORM 8-K

Item 5.  Other Events

         In September 2001, the Securities and Exchange Commission filed a civil action in the United States District Court for the District of Columbia (Civil Action No. 1:01CV020060) against Trans Energy, Inc. (the "Company") and two of its directors, Loren E. Bagley and William F. Woodburn. The complaint alleged violations of the anti-fraud and reporting provisions of the federal securities laws in connection with press releases, wesbite postings, and Commission filings. The Commission's complaint sought injunctive relief and civil penalties.

         Also in September 2001, Mr. Bagley resigned as the Company's President and Chief Executive Officer, and Mr. Woodburn resigned as Vice President, although he continues as Secretary and Treasurer. Mr. Bagley was appointed as a Vice President and Robert L. Richards was elected as the new President, Chief Executive Officer and a director.

         On February 26, 2002, the District Court entered a permanent injunction against the Company, Mr. Bagley, and Mr. Woodburn, permanently enjoining them from future violations of the Securities Exchange Act of 1934 and certain rules promulgated thereunder. The Court also ordered Messrs. Bagley and Woodburn to each pay a $20,000 civil penalty. The Company, Mr. Bagley and Mr. Woodburn consented to entry of the permanent injunction and the imposition of civil penalties without admitting or denying the Commission's allegations.




                                   SIGNATURES


         In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  TRANS ENERGY, INC.



Date:  March 5, 2002              By: /S/ ROBERT L. RICHARDS
                                  --------------------------
                                          Robert L. Richards
                                          President and Chief Executive Officer


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